Exhibit 99.1

Lument Finance Trust Reports Third Quarter Results

NEW YORK, November 9, 2021 /PRNewswire/ — Lument Finance Trust, Inc. (NYSE: LFT) (“we”, “LFT” or “the Company”) today reported its third quarter 2021 results. GAAP net income attributable to common shareholders for the quarter was $1.2 million, or $0.05 per share of common stock. Distributable earnings for the quarter was $1.4 million, or $0.06 per share of common stock. The Company has also issued a detailed presentation of its results, which can be viewed at www.lumentfinancetrust.com.

Conference Call and Webcast Information

The Company will also host a conference call on Wednesday, November 10, 2021, at 10:00 AM ET to provide a business update and discuss the financial results for the third quarter of 2021. The conference call may be accessed by dialing 1-888-336-7151 (US) or 1-412-902-4251 (International). Note: there is no passcode; please ask the operator to be joined into the Lument Finance Trust call. A live webcast, on a listen-only basis, is also available and can be accessed through the URL:

https://www.webcaster4.com/Webcast/Page/2022/43601

For those unable to listen to the live broadcast, a recorded replay will be available for on-demand viewing approximately one hour after the end of the event through the Company’s website https://lumentfinancetrust.com/ and by telephone dial-in. The replay call-in number is 1-877-344-7529 (US) or 1-412-317-0088 (International) with passcode 10161956.

Non-GAAP Financial Measures

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting distributable earnings, which constitutes a non-GAAP financial measure within the meaning of Item 10(e) of Regulation S-K and is net income under GAAP. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing our results, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. The methods of calculating non-GAAP financial measures may differ substantially from similarly titled measures used by other companies. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

GAAP to Distributable Earnings Reconciliation

Three months Ended
September 30, 2021
Reconciliation of GAAP to non-GAAP Information
Net Income attributable to common shareholders	$1,176,301
Adjustments for non-Distributable Earnings
Unrealized loss on mortgage servicing rights	59,776
Purchase premium payoffs	150,990
Subtotal	210,766
Other Adjustments
Recognized compensation expense related to restricted common stock	4,741
Adjustment for income taxes	7,857
Subtotal	12,598

Distributable Earnings	$1,399,665

Weighted average shares outstanding - Basic and Diluted	24,947,883
Distributable Earnings per weighted share outstanding - Basic and Diluted	$0.06

About LFT

LFT is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments. The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets.

LFT is externally managed and advised by OREC Investment Management, LLC d/b/a Lument Investment Management, a Delaware limited liability company.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/ or the Company website www.lumentfinancetrust.com or by directing requests to: Lument Finance Trust, 230 Park Avenue, 20th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release, any related webcast / conference call, and other oral statements made by our representatives from time to time may constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "project," "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and/or any related webcast / conference call and should consider carefully the factors described in Part I, Item IA "Risk Factors" in our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other current or periodic filings with the Securities and Exchange Commission ("SEC"), when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. Additional information concerning these and other risk factors are contained in our Annual Report on Form 10-K for the year-ended December 31, 2020, which is available on the Securities and Exchange Commission’s website at www.sec.gov. Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Charles Duddy
Managing Director
(646) 248-0174
charles.duddy@lument.com

Media Contact:
Michael Ratliff
Director
(212) 588-2163
michael.ratliff@lument.com